SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

File No. 0-17973

Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

HERITAGE GLOBAL INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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To Our Fellow Stockholders:

As a valued stockholder of Heritage Global Inc., I’m writing to remind you that we’re less than two weeks from our special stockholder meeting and we need you to participate by voting your shares as soon as possible.

At the Special Meeting you will be asked to consider and vote on the approval of a new stock option plan which will authorize the issuance of options to purchase an aggregate of 3,150,000 shares of our common stock. A core principle of our compensation program is the belief that compensation paid to key employees should be closely aligned with our near- and long-term success, while simultaneously giving us the flexibility to recruit and retain the most qualified key employees. Our compensation program is structured so that it is related to our stock performance and other factors, direct and indirect, all of which may influence long-term stockholder value and our success.

The actions to be taken at the Special Meeting are described in detail in the Proxy Statement and Notice of Special Meeting of Stockholders. This booklet also provides information about Heritage Global Inc. and is available at the SEC’s home page on the Internet at https://www.sec.gov

Anyone receiving this note is a stockholder of record at the close of business on July 18, 2016 (the “Record Date”) and is eligible to vote at the Special Meeting. Your vote is important.

Whether or not you plan to attend the Special Meeting, please complete, date, sign and return the enclosed proxy card promptly. If you are a stockholder of record and do attend the meeting and prefer to vote in person, you may do so.

Very truly yours,

Ross Dove Chief Executive Officer

YOUR VOTE IS NEEDED

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE TO APPROVE THE BALLOT ITEM

Time is short; ENSURE YOUR VOTE IS RECORDED PROPERLY:

ENTER YOUR VOTING INSTRUCTIONS AT 1-800-454-8683

OR WWW.PROXYVOTE.COM UP UNTIL 11:59 PM EASTERN TIME

THE DAY BEFORE THE MEETING DATE OF WEDNESDAY, SEPTEMBER 14.